EXHIBIT 10.13
EXECUTION COPY

FIRST AMENDMENT TO LOAN AGREEMENT
THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF THE COUNTY OF PIMA,
as Issuer
GLOBAL WATER RESOURCES, LLC
as Company
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
amending a Loan Agreement
dated as of December 1, 2006
pertaining to
$54,135,000
The Industrial Development Authority
of the County of Pima
Water and Wastewater Revenue Bonds
(Global Water Resources, LLC Project)
Series 2007
Dated as of November 1, 2007

TABLE OF CONTENTS

		Page

	ARTICLE I
	DEFINITIONS
Section 1.1.	Definitions	2
Section 1.2.	Proposed Amendment to Definitions of “Debt Service Coverage Ratio” and “Maximum Annual Debt Service”	3

	ARTICLE II
	REPRESENTATION AND COVENANTS
Section 2.1.	Representations of the Issuer	4
Section 2.2.	Representations of Covenants of the Company	5

	ARTICLE III
	ISSUANCE OF THE SERIES 2007 BONDS AND DISBURSEMENT OF BOND PROCEEDS
Section 3.1.	Issuance of the Series 2007 Bonds; Application of Proceeds	10
Section 3.2.	Disbursements from the Project Fund	11

	ARTICLE IV
	LOAN BY ISSUER; REPAYMENT OF THE LOAN; LOAN PAYMENTS AND ADDITIONAL PAYMENTS
Section 4.1.	Loan Repayment; Delivery of Notes	13

	ARTICLE V
	MISCELLANEOUS
Section 5.1.	Effect of this First Amendment to Loan Agreement	15
Section 5.2.	Notice of A.R.S. Section 38-511 — Cancellation	15
Section 5.3.	Counterparts	15
Section 5.4.	Consent	15

EXHIBIT A	FORM OF SERIES 2007 PROJECT NOTE
EXHIBIT B	PALO VERDE WATER FACILITY PROJECT DESCRIPTION
EXHIBIT C	SANTA CRUZ WATER FACILITY PROJECT DESCRIPTION
EXHIBIT D	COST OF ISSUANCE
EXHIBIT E	FORM OF DISBURSEMENT SCHEDULE

FIRST AMENDMENT TO LOAN AGREEMENT
     THIS FIRST AMENDMENT TO LOAN AGREEMENT, (the “First Amendment to Loan Agreement”) dated as of November 1, 2007, by and among THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA (the “Issuer”), a nonprofit corporation designated as a political subdivision of the State of Arizona (the “State”), GLOBAL WATER RESOURCES LLC, a Delaware limited liability company duly organized and validly existing under the laws of the State (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”) amends and modifies that certain Loan Agreement dated as of December 1, 2006 (the “Loan Agreement”) among the Issuer, the Company and Trustee.
WITNESSETH:
     WHEREAS, the Issuer has heretofore issued its Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2006 (the “Series 2006 Bonds”), pursuant to a Trust Indenture dated as of December 1, 2006 (the “Indenture”) by and between the Issuer and U.S. Bank National Association (the “Trustee”), the proceeds of which were used to fund a loan made to the Company, by the Issuer, pursuant to the terms of the Loan Agreement to provide financing or refinancing the costs of the acquisition, expansion, construction, improvement and equipping of facilities for wastewater treatment and water treatment, as well as water reclamation pipelines, water pipelines, and wastewater collection pipelines, consisting of water, wastewater and reclaimed water infrastructure for water and wastewater treatment, including water mains, sewer mains, reclaimed water mains, water treatment facilities, water distribution centers, wastewater lift stations, wastewater treatment facilities, and reclaimed water mixing and distribution centers as well as related information and management systems, located at 41265 West Hiller Road, Maricopa, Arizona 85239 in the City of Maricopa, Arizona (collectively, the “Series 2006 Project”); and
     WHEREAS, Section 11.01 of the Indenture, permits for the amendment of the Loan Agreement not requiring consent of Holders in connection with the issuance of Additional Bonds as specified in Section 2.04 of the Indenture; and
     WHEREAS, the Company has requested the execution of this First Amendment to Loan Agreement in order to facilitate the issuance of Additional Bonds to provide funds to finance or refinance the costs of the acquisition, expansion, construction, improvement and equipping of water system major capital improvements, including a water distribution center, surface water treatment facility, water production facilities, and pipeline, and sewerage system major capital improvements, including a water reclamation facility, sewage lift stations, reclaimed water recharge facilities and pipelines, located in the City of Maricopa and in an unincorporated area of Pinal County, Arizona south of the Ak-Chin Indian Community in the City of Maricopa’s “Growing Smarter Planning Area” (the “Series 2007 Project”); and
     WHEREAS, the Issuer has determined to make amounts available in order to fund a loan to the Company in the principal amount of $54,135,000 evidenced by this First Amendment to Loan Agreement (the “Loan”); and
     WHEREAS, in order to provide funds necessary to enable the Issuer to make the loan and pay certain related costs, the Issuer, pursuant to the Indenture, as amended by the First

Supplemental Trust Indenture of even date herewith by and between the Issuer and Trustee (the “First Supplemental Indenture”), has authorized the issuance of its revenue bonds designated as “Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2007” in the principal amount of $54,135,000 (the “Series 2007 Bonds” and together with the Series 2006 Bonds and any Additional Bonds, the “Bonds”); and
     WHEREAS, the Issuer and Trustee have received an opinion from Bond Counsel meeting the requirements of Section 2.04 of the Indenture; and
     WHEREAS, in reliance upon such opinion from Bond Counsel, the Issuer is willing to execute and deliver this First Amendment to Loan Agreement; and
     WHEREAS, all things necessary to make the Loan Agreement as amended hereby the valid, binding and legal obligations of the Company, enforceable in accordance with its terms, have been done and performed, and the execution and delivery of this First Amendment to Loan Agreement has been duly authorized; and
     WHEREAS, capitalized terms used in this First Amendment to Loan Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture, the Loan Agreement or the First Supplemental Indenture.
     NOW, THEREFORE, the parties hereto agree that the Loan Agreement shall be and hereby is amended as set forth herein, as authorized by Section 11.01 of the Indenture.
ARTICLE I
DEFINITIONS
     Section 1.1. Definitions. Capitalized terms used in this First Amendment to Loan Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture, the Loan Agreement or the First Supplemental Indenture. The following definitions are hereby added to the Loan Agreement:
     “First Supplemental Indenture” means that certain First Supplemental Trust Indenture dated as of November 1, 2007 by and between the Issuer and the Trustee providing for the issuance of the Series 2007 Bonds.
     “Series 2007 Bonds” means the Issuer’s Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2007.
     “Series 2007 Project Note” means the non-negotiable Promissory Note of the Company, dated November 28, 2007, in the form attached hereto as Exhibit A and in the principal amount of $54,135,000 evidencing the obligation of the Company to make Loan Payments, as it may be amended or restated hereunder.
     “Series 2007 Project Facilities” means, collectively, the Global Water — Palo Verde Utilities Company Series 2007 Project Facilities and the Global Water — Santa Cruz Water Company Series 2007 Project Facilities described in Exhibit B and Exhibit C hereto (and more particularly described in the Plans and Specifications), together with any additions, modifications and substitutions to those facilities.
     “Series 2007 Project Purposes” means constructing, installing, equipping or improving real and personal property comprising, Series 2007 Project Facilities to be used to furnish water and to collect sewage, or such use as may result from a change in the Plans and Specifications authorized by Section 3.2 of the Loan Agreement or which may otherwise be permitted by the Loan Agreement.
     Section 1.2. Proposed Amendment to Definitions of “Debt Service Coverage Ratio” and “Maximum Annual Debt Service”.
     (a) The current definition of “Debt Service Coverage Ratio” in the Loan Agreement, being that set forth or incorporated in Section 1.1 of the Loan Agreement is as follows:
     “Debt Service Coverage Ratio” means, for any period of time, the ratio of Income Available For Debt Service (with respect to Additional Bonds issued subsequent to the issuance of the Series 2006 Bonds, such amount adjusted as provided in the next sentence) to Maximum Annual Debt Service. For purposes of this definition only, with respect to Additional Bonds issued subsequent to the issuance of the Series 2006 Bonds, Income Available for Debt Service may be increased by including at the time of issuance of Additional Bonds, anticipated annual earnings on additional moneys required to be deposited in the Bond Reserve Fund as a result of the issuance of the Additional Bonds, provided that at the time of delivery of the Additional Bonds:
     (i) All of such moneys have been deposited in an investment agreement meeting the requirements of clause (vi) of the definition of “Eligible Investments”;
     (ii) such investment agreement has a term equal to the longest maturity of the Additional Bonds, and is not subject to early termination at the option of the investment agreement provider except upon the occurrence of an event of default thereunder; and
     (iii) the Original Purchaser certifies the estimated annual earnings to be derived from such deposit.
     The following amended and restated definition of “Debt Service Coverage Ratio” shall become effective immediately upon the delivery of the Series 2007 Bonds, such delivery and acceptance thereof by the purchasers to evidence the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding and with the consent of the Company, such consent evidenced as provided in the Indenture and the Loan Agreement:
     “Debt Service Coverage Ratio” means, for any period of time, the ratio of Income Available For Debt Service to Maximum Annual Debt Service.

     (b) The current definition of “Maximum Annual Debt Service” in the Indenture, being that set forth in Section 1.01 of the Indenture is as follows:
     “Maximum Annual Debt Service” means the greatest scheduled amount of principal (including mandatory sinking fund payments) and interest payable on Long Term Indebtedness (but, excluding Subordinated Indebtedness incurred in compliance with the Agreement) of the Company during the current or any future 12 month period ending December 1.”
     The following amended and restated definition of “Maximum Annual Debt Service” shall become effective immediately upon the delivery of the Series 2007 Bonds, such delivery and acceptance thereof by the purchasers to evidence the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding and with the consent of the Company, such consent evidenced as provided in the Indenture and the Loan Agreement:
     “Maximum Annual Debt Service” means the greatest scheduled amount of principal (including mandatory sinking fund payments) and interest payable on Long Term Indebtedness (but excluding Subordinated Indebtedness incurred in compliance with the Loan Agreement) of the Company, such amount to be reduced by the amount of all investment earnings derived from the Bond Reserve Fund, provided, however, that investment earnings derived on the Bond Reserve Fund shall be included in such reduction only to the extent that amounts on deposit in the Bond Reserve Fund are no less than the Bond Reserve Requirement at the time of such calculation, during the current or any future 12-month period ending December 1, provided, however, for purposes of determining the amount of principal payable on each series of Bonds issued for the 12-month period ending with the final retirement of such series, there shall be excluded the amount by which the Bond Reserve Requirement may be reduced as a result of the final retirement of such series of Bonds.”
     By execution of this First Amendment to Loan Agreement, the Company hereby consents to the amendment reflected in this Section 1.2.
ARTICLE II
REPRESENTATION AND COVENANTS
     Section 2.1. Representations of the Issuer. The Issuer represents that:
     (a) The Issuer is a nonprofit corporation designated as a political subdivision of the State, created and existing under the Constitution and laws of the State;
     (b) The Issuer has found and hereby declares that the issuance of the Series 2007 Bonds to assist the financing of the Series 2007 Project is in furtherance of the public purposes set forth in the Act;
     (c) In order to finance the costs of the Series 2007 Project, in an amount estimated by the Company, the Issuer has duly authorized the execution, delivery, and performance on its part of the Purchase Contract, the First Supplemental Indenture and this First Amendment to Loan Agreement;

     (d) To accomplish the foregoing, the Issuer proposes to issue $54,135,000, in an aggregate principal amount of its Series 2007 Bonds immediately following the execution and delivery of this First Amendment of Loan Agreement. The date, denomination or denominations, and other pertinent provisions with respect to the Series 2007 Bonds are set forth in the First Supplemental Indenture;
     (e) The Issuer makes no representation or warranty that the amount of the Loan will be adequate or sufficient to finance the Series 2007 Project or that the Series 2007 Project will be adequate or sufficient for the purposes of the Company; and
     (f) The Issuer has not pledged, assigned, or granted, and will not pledge, assign, or grant any of its rights or interest in or under the Loan Agreement, as amended by the First Amendment to Loan Agreement for any purpose other than as provided in the Indenture, as supplemented by the First Supplemental Indenture and any pledge, assignment or grant in violation of this (f) shall, to the extent permitted by law, be invalid.
     Section 2.2. Representations of Covenants of the Company. The Company represents and covenants that:
     (a) It is a limited liability company duly organized and validly existing under the laws of the State of Delaware and qualified to transact business in the State.
     (b) It has full corporate power to cause the Series 2007 Project to be developed, constructed, operated, equipped, and maintained by Global Water — Palo Verde Utilities Company and by Global Water — Santa Cruz Water Company so that it is, and continues to be, a “project” within the meaning of the Act. It is doing business in and is in good standing in the State and in each other jurisdiction where its ownership or lease of property or conduct of its business requires such qualification.
     (c) It has full power and authority to execute, deliver and perform this First Amendment to Loan Agreement and the Series 2007 Project Note and to enter into and carry out the transactions contemplated by those documents. This First Amendment to Loan Agreement and the Series 2007 Project Note have, by proper action, been duly authorized, and delivered by the Company and all steps necessary have been taken to constitute this First Amendment to Loan Agreement and the Series 2007 Project Note valid and binding obligations of the Company.
     (d) The execution and delivery of this First Amendment to Loan Agreement, the Series 2007 Project Note, the Security Agreement, the Intercreditor Agreement, the Continuing Disclosure Undertaking of the Company dated as of November 28, 2007, and the Bond Purchase Agreement dated November 19, 2007 among the Issuer, the Company and Hutchinson, Shockey, Erley & Co. (collectively the “Company Documents”), and the consummation of the transactions therein contemplated, including the application of the proceeds of the Series 2007 Bonds as so contemplated, subject to the execution and delivery of the Intercreditor Agreement will not conflict with, or constitute a breach of, or default by the Company under its articles of organization, its operating agreement or any resolution of its Board of Directors in effect on the date hereof, indenture, mortgage, deed of trust, lease, note, loan agreement, or other agreement or instrument to which it is a party or by which it or its properties are bound, any order or opinion of the Arizona Corporation Commission, and will not constitute a violation of any other statute, order, rule, or regulation of any court or governmental agency or body having jurisdiction over it in existence on the date hereof or any of its activities or properties which would have an adverse effect on its activities or properties. It is not in breach, default, or in violation of any statute, indenture, mortgage, deed of trust, note, loan agreement, or other agreement or instrument which would allow the obligee or obligees thereof to take any action which would adversely affect its performance under the Company Documents and covenants that it will cause Global Water — Palo Verde Utilities Company and Global Water — Santa Cruz Water Company to comply with all conditions and requirements imposed on it by the ACC.
     (e) There are no actions, suits, or proceedings of any type whatsoever pending, or to its knowledge, threatened against or affecting the Company or Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company or the assets, properties, or operations of any of them which, if determined adversely to the Company or its interests, would have a material adverse effect upon its operations or finances, except as disclosed in the Company Documents or the Preliminary Limited Offering Memorandum dated October 30, 2007 for the Series 2007 Bonds, or upon the validity or enforceability of the Company Documents and none of the Company or Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company is in default with respect to any order or decree of any court or any order, regulation, or decree of any federal, state, municipal, or other governmental agency, which default would materially and adversely affect its operations, properties or its finances.
     (f) Neither the representations of the Company contained in the Company Documents nor any oral or written statement furnished by the Company to the Issuer or the Original Purchaser in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Company has not disclosed to the Issuer or the Original Purchaser of the Series 2007 Bonds in writing that materially and adversely affects the properties, business, prospects, profits, or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under the Company Documents or any documents or transactions contemplated hereby or thereby.
     (g) The Series 2007 Project as designed and as proposed to be operated or caused to be operated by the Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company, when constructed in accordance with such design, will meet all material requirements of existing law, including material requirements of any federal, State, county, city or other governmental authority having jurisdiction over the Series 2007 Project or its use and operation and will be consistent with the Act.
     (h) The Company’s federal employer identification number is 20-0255460.

     (i) Reserved.
     (j) All representations of the Company contained herein or in any certificate or other instrument delivered by the Company pursuant hereto, or to the Indenture as supplemented by the First Supplemental Indenture, shall survive the execution and delivery thereof and the issuance, sale, and delivery of the Series 2007 Bonds as representations of facts existing as of the date of such execution and delivery of the instrument containing such representation.
     (k) The Series 2007 Project is and will be located within the limits of the City of Maricopa, Arizona and in an unincorporated area of Pinal County, Arizona.
     (l) The Series 2007 Project was commenced no earlier than October 6, 2006. 100% of the proceeds ($47,148,650) of the Bonds in the Construction Account of the Series 2007 Project Fund will be used to reimburse the Company for expenses incurred in connection with the Series 2007 Project.
     (m) There are no existing liens or encumbrances on property owned by the Company, Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company (except for the Wells Fargo Credit Agreement) which now or could in the future materially adversely affect the property owned by the Company, Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company or which could result in the property owned by the Company, Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company being transferred to any other entity.
     (n) The Company presently intends to cause the Series 2007 Project to be used or operated in a manner consistent with the Series 2007 Project Purposes until the date on which the Bonds have been fully paid and knows of no reason why the Series 2007 Project will not be so operated. If, in the future, there is a cessation of that operation, it will use its best efforts to resume that operation or accomplish an alternate use by the Company, Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company or others which will be consistent with the Act; provided, however, that this provision does not require the Company, Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company to operate any portion of the Series 2007 Project after the Company shall determine in its discretion that such operations are no longer economic and does not prohibit the Company, Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company from selling the Series 2007 Project or from merging into or consolidating with another corporation in accordance with Section 5.3 of the Loan Agreement.
     (o) The use of the Series 2007 Project as it is proposed to be operated, complies with all currently applicable material requirements of zoning, development, pollution control, water conservation, environmental, and other laws, regulations, rules and ordinances of the federal government and the State and the respective agencies thereof and the political subdivisions in which the Series 2007 Project is to be located.

     (p) The Company has obtained all necessary approvals of and licenses, permits, consents and franchises from federal, state, county, municipal or other governmental authorities having jurisdiction over the Series 2007 Project to acquire, construct, improve and equip the Series 2007 Project, and to enter into, and execute and perform its obligations under this Agreement and the other Company Documents, in each case under presently applicable law and regulations, other than permits and licenses which are not now required.
     (q) To the best of the Company’s actual knowledge, none of the current Issuer Indemnified Parties has any significant or conflicting interest, financial, employment or otherwise, in the Company, Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company the Series 2007 Project or in any of the transactions contemplated under the Company Documents.
     (r) There has been no material adverse change in the financial condition, prospects or business affairs of the Company, Global Water — Palo Verde Utilities Company or Global Water — Santa Cruz Water Company or the feasibility or physical condition of the Series 2007 Project subsequent to the date on which the Issuer granted its resolution approving the issuance of the Bonds.
     (s) The Company (a) understands the nature of the structure of the transactions related to the financing of the Series 2007 Project; (b) is familiar with all of the provisions of the Indenture, as supplemented by the First Supplemental Indenture and all documents and instruments related to such financing to which the Company or the Issuer is a party or to which the Company is a beneficiary; (c) understands the risk inherent in such transactions, including without limitation, the risk of loss of the Series 2007 Project; and (d) has not relied upon the Issuer for any guidance or expertise in analyzing the financial consequences of such financing transactions or otherwise relied upon the Issuer in any manner, except to issue the Series 2007 Bonds in order to provide funds for the Loan.
     (t) The Company hereby acknowledges receipt of the Indenture, as supplemented by the First Supplemental Indenture and agrees to be bound by their terms.
     (u) All representations of the Company contained herein or in any certificate or other instrument delivered by the Company pursuant hereto, to the Indenture, as supplemented by the First Supplemental Indenture or in connection with the transactions contemplated hereby or thereby, shall survive the execution and delivery hereof and thereof and the issuance, sale and delivery of the Series 2007 Bonds as representations of facts existing as of the date of execution and delivery of the instrument containing such representations.
     (v) At least 95% of the net proceeds of the Series 2007 Bonds (as defined in Section 150 of the Code) will be used to provide land or property of a character subject to the allowance for depreciation under Section 167 of the Code and to provide facilities which constitute “facilities for the furnishing of water” within the meaning of Section 142(a)(4) and/or facilities which constitute “sewage facilities” within the meaning of

Section 142(a)(5) of the Code. The Company will not request or authorize any disbursement pursuant to Section 3.4 hereof, which, if paid, would result in less than 95% of the net proceeds of the Series 2007 Bonds being spent.
     (w) The costs of issuance financed by the Series 2007 Bonds will not exceed 2% of the aggregate face amount of the Series 2007 Bonds (within the meaning of Section 147(g) of the Code), and the Company will not request or authorize any disbursement pursuant to Section 3.4 of the Loan Agreement or otherwise, which, if paid, would result in more than 2% of the aggregate face amount of the Series 2007 Bonds being so used. None of the proceeds of the Series 2007 Bonds will be used to provide working capital.
     (x) In accordance with Section 147(b) of the Code, the average maturity of the Series 2007 Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being financed by the Series 2007 Bonds, determined as of the later of the date the Series 2007 Bonds are issued or the date the facilities are expected to be placed in service.
     (y) None of the proceeds of the Series 2007 Bonds will be used to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.
     (z) Less than 25% of the proceeds of the Series 2007 Bonds will be used directly or indirectly to acquire land or any interest therein.
     (aa) No portion of the proceeds of the Series 2007 Bonds will be used to acquire existing property or any interest therein unless such acquisition meets the rehabilitation requirements of Section 147(d) of the Code.
     (bb) The information furnished by the Company and used by the Issuer in preparing the certification pursuant to Section 148 of the Code and information statement pursuant to Section 149(e) of the Code, both referred to in the Bond Legislation, as well as the federal tax election referred to in the Bond Legislation, is accurate and complete as of the date of the issuance of the Series 2007 Bonds.
     (cc) In connection with any lease or grant by the Company of the use of the Series 2007 Project, the Company shall require that the lessee or user of any portion of the Series 2007 Project shall not (i) violate the covenant set forth in subsection (n) above and (ii) use that portion of the Series 2007 Project in any manner which would violate the covenants set forth in subsections (n), (o) and (v).
     (dd) After the expiration of any applicable temporary period under Section 148(d)(3) of the Code, at no time during any bond year will the aggregate amount of gross proceeds of the Series 2007 Bonds invested in higher yielding investments (within the meaning of Section 148(b) of the Code) exceed 150 percent of the debt service on the Series 2007 Bonds for such bond year and the aggregate amount of gross proceeds of the Series 2007 Bonds invested in higher yielding investments, if any, will be promptly and appropriately reduced as the amount of outstanding Series 2007 Bonds are reduced; provided, however, that the foregoing shall not require the sale or disposition of any investments in higher yielding investments if such sale or disposition would result in a loss which exceeds the amount which would be paid to the United States pursuant to Section 5.09 of the Indenture (but for such sale or disposition) at the time of such sale or disposition if a payment under Section 5.09 of the Indenture were due at such time.
     At no time will any funds constituting gross proceeds of the Series 2007 Bonds be used in a manner as to constitute a prohibited payment under the applicable Regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code.
     For purposes of this subsection (dd), the terms “bond year,” “gross proceeds,” “higher yielding investments,” “yield,” and “debt service” have the meanings assigned to them for purposes of Section 148 of the Code.
     (ee) The Series 2007 Bonds are not “federally guaranteed” within the meaning of Section 149(b) of the Code.
ARTICLE III
ISSUANCE OF THE SERIES 2007 BONDS AND DISBURSEMENT
OF BOND PROCEEDS
     Section 3.1. Issuance of the Series 2007 Bonds; Application of Proceeds. To provide funds to make the Loan for purposes of assisting in paying the Project Costs, the Issuer will issue, sell and deliver the Series 2007 Bonds to the Original Purchaser. The Series 2007 Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein.
     The Company hereby approves the terms and conditions of the First Supplemental Indenture and the Series 2007 Bonds, and of the terms and conditions under which the Series 2007 Bonds will be issued, sold and delivered.
     The proceeds from the initial sale of the Series 2007 Bonds shall be paid over to the Trustee and deposited as described in Section 2.09 of the First Supplemental Indenture.
     Pending disbursement pursuant to Section 3.2 hereof, the proceeds deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Revenues assigned by the Issuer to the payment of Bond Service Charges as provided in the Indenture.
     At the request of the Company, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may provide for the issuance, sale and delivery of Additional Bonds and loan the proceeds from the sale thereof to the Company.

     Section 3.2. Disbursements from the Project Fund. (a) Subject to the provisions below, disbursements from the Project Fund shall be made only to reimburse or pay the Company, or any person designated by the Company, for the following Project Costs:
     (1) Costs incurred directly or indirectly for or in connection with the construction, installation, equipment or improvement of the Series 2007 Project, including costs incurred in respect of the Series 2007 Project for preliminary planning and studies; architectural, legal, engineering, accounting, consulting, supervisory and other services; labor, services and materials; permit fees; and recording of documents and title work and acquisition of land. There shall be an initial disbursement from the Project Fund to the Company in the approximate amount of $47,148,650 in order to reimburse the Company for expenses incurred in connection with the Series 2007 Project from and after October 8, 2006. This disbursement shall take place immediately upon closing.
     (2) Premiums attributable to any surety bonds and insurance taken out and maintained during the Construction Period with respect to the Project Site and the Project Facilities.
     (3) Taxes, assessments and other governmental charges in respect of the Series 2007 Project that may become due and payable during the Construction Period.
     (4) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project Facilities.
     (5) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance, and delivery of the Series 2007 Bonds, including, without limitation, the fees and expenses of the Trustee and any paying agent properly incurred under the Indenture that may become due and payable during the Construction Period; provided that the costs of issuance of the Series 2007 Bonds financed by the Series 2007 Bonds shall not exceed 2% of the aggregate face amount of the Series 2007 Bonds within the meaning of Section 147(g) of the Code and all such costs in excess of such 2% limit shall be paid from funds deposited into the Cost of Issuance Account of the Project Fund in the amounts set forth on Exhibit D hereto upon receipt of an invoice from the payee
     (6) Any other costs, expenses, fees and charges properly chargeable to the cost of construction, installation, equipment or improvement of the Series 2007 Project.
     (7) Payment of interest on the Series 2007 Bonds during the Construction Period.
     (8) Payments made to the Rebate Fund.

     (b) Any disbursements from the Project Fund for the payment of Project Costs shall be made by the Trustee only upon the written order of the Authorized Company Representative. Each such written order shall be in substantially the form of the disbursement request attached hereto as Exhibit E and shall be consecutively numbered and accompanied by invoices or other appropriate documentation supporting the payments or reimbursements requested.
     (c) Any disbursement for any item not described in, or the cost for which item is other than as described in, the information statement filed by the Issuer in connection with the issuance of the Series 2007 Bonds as required by Section 149(e) of the Code and referred to in Section 2.2 hereof, shall be accompanied by evidence satisfactory that the average reasonably expected economic life of the facilities being financed by the Series 2007 Bonds is not less than 5/6ths of the average maturity of the Series 2007 Bonds or, if such evidence is not presented with the disbursement or, by an opinion of Bond Counsel to the effect that such disbursement will not cause the interest on the Series 2007 Bonds to be included in the gross income of the Holders for federal income tax purposes.
     (d) In case any contract provides for the retention by the Company of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of any such portion, and only when that retained amount is due and payable, may it be paid from the Project Fund.
     (e) Any moneys in the Project Fund remaining after the Completion Date and payment, or provision for payment, in full of the Project Costs, at the direction of the Authorized Company Representative, promptly shall be
     (1) used to acquire, construct, install, equip and improve such additional real or personal property in connection with the Series 2007 Project which shall constitute part of the Series 2007 Project as is designated by the Authorized Company Representative and the acquisition, construction, installation, equipment and improvement of which will be permitted under the Act, provided that any such use shall be accompanied by evidence satisfactory to the Holder that the average reasonably expected economic life of such additional property, together with the other property theretofore acquired with the proceeds of the Series 2007 Bonds, will not be less than 5/6ths of the average maturity of the Series 2007 Bonds or, if such evidence is not presented with the direction, an opinion of Bond Counsel to the effect that the acquisition of such additional property will not cause the interest on the Series 2007 Bonds to be included in the gross income of the Holders for federal income tax purposes;
     (2) used for the purchase of Series 2007 Bonds in the open market for the purpose of cancellation at prices not exceeding the full market value thereof plus accrued interest thereon to the date of payment therefor;
     (3) paid into the Bond Fund to be applied to the redemption or payment of the Series 2007 Bonds; or

     (4) a combination of the foregoing as is provided in that direction.
     In all such cases, any payments made pursuant to this subparagraph (e) shall be made only to the extent that such use or application will not, in the opinion of Bond Counsel or under a ruling of the Internal Revenue Service, cause the interest on the Series 2007 Bonds to be included in the gross income of the Holders for federal income tax purposes.
ARTICLE IV
LOAN BY ISSUER; REPAYMENT OF THE LOAN;
LOAN PAYMENTS AND ADDITIONAL PAYMENTS
     Section 4.1. Loan Repayment; Delivery of Notes. (a) Upon the terms and conditions of the Loan Agreement, as amended by the First Amendment to Loan Agreement, the Issuer will make the Loan to the Company. In consideration of and in repayment of the Loan, the Company shall make, as Loan Payments, payments which correspond, as to amount, to the Bond Service Charges payable on the Bonds. All such Loan Payments shall be paid to the Trustee in accordance with the terms of the Project Note and the Series 2007 Project Note, shall be paid to the Trustee in immediately available funds on the Business Day prior to each day on which Bond Service Charges are payable on any Bonds and shall be held and disbursed in accordance with the provisions of the Indenture and this Agreement for application to the payment of Bond Service Charges. The Loan and the Series 2007 Project Note shall be additionally secured by and in accordance with the terms of the Security Agreement on a parity with the Project Note. The Project Note and Series 2007 Project Note shall be payable solely from and secured solely by the Company’s right to receive Income Available for Debt Service.
     The Company shall be entitled to a credit against the Loan Payments next required to be made to the extent that the balance of the Bond Fund is then in excess of amounts required (1) for the payment of Bonds theretofore matured or theretofore called for redemption, (2) for the payment of interest for which checks or drafts have been drawn and mailed by the Trustee and (3) for the payment of interest for which moneys were deposited in the Bond Fund pursuant to Section 2.03(c) of the Indenture.
     In any event, however, if on the Business Day prior to the date on which the Bond Service Charges are payable, the balance in the Bond Fund is insufficient to make required payments of Bond Service Charges, the Company forthwith will pay to the Trustee for deposit into the Bond Fund, any deficiency.
     (b) If the Trustee withdraws moneys from the Bond Reserve Fund as provided in the Indenture due to a deficiency in the Bond Fund, or if upon a valuation of the amount on deposit in the Bond Reserve Fund which is required by Section 5.04(b) of the Indenture the Bond Reserve Value (as defined in the Indenture) is less than 90% of the Bond Reserve Requirement, and in either such case upon notification by the Trustee to the Company of the deficiency, the Loan Payments shall thereafter include such amounts, in equal monthly installments due on the first day of each succeeding six months, as are necessary to cause the Bond Reserve Value to be not less than the Bond Reserve Requirement within a period of 6 months from the date of such notice.

     (c) In connection with the issuance of any Additional Bonds, the Company shall execute and deliver to the Trustee one or more Additional Notes in a form substantially similar to the form of the Project Note and the Series 2007 Project Note as set forth in Section 4.1 (a) above. All such Additional Notes shall:
     (1) provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;
     (2) require payments of principal and redemption payments and any premium equal to the payments of principal, prepayments and sinking fund payments and any premium on the corresponding Additional Bonds;
     (3) require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and
     (4) contain by reference or otherwise optional and mandatory redemption provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.
     All Notes shall secure equally and ratably all outstanding Bonds, except that, so long as no Event of Default has occurred and is subsisting hereunder, payments by the Company on any of the Notes shall be used by the Trustee to make a like payment of Bond Service Charges on the corresponding Bonds in connection with which those Notes were delivered and shall constitute Loan Payments made in respect of the related Bonds.
     (d) Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any or all Bonds, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, (i) the Notes issued concurrently with those corresponding Bonds, of the same maturity, bearing the same interest rate and in an amount equal to the aggregate principal amount of the Bonds so surrendered and canceled or for the payment of which provision has been made, shall be deemed fully paid, the obligations of the Company thereunder shall be terminated, and any of those Notes shall be surrendered by the Trustee to the Company, and shall be canceled by the Company, or (ii) in the event there is only one of those Notes, an appropriate notation shall be endorsed thereon evidencing the date and amount of the principal payment or prepayment equal to the Bonds so paid, or with respect to which provision for payment has been made, and that Note shall be surrendered by the Trustee to the Company for cancellation if all Bonds shall have been paid (or provision made therefor) and canceled as aforesaid. Unless the Company is entitled to a credit under express terms of this Agreement or the Notes, all payments on each of the Notes shall be in the full amount required thereunder.
     (e) Except for such interest of the Company as may hereafter arise pursuant to Section 8.5 of the Loan Agreement or for such interest of the Issuer as may hereafter arise pursuant to Section 5.07 of the Indenture, the Company and the Issuer each acknowledge that neither the Company nor the Issuer has any interest in the Bond Fund and Bond Reserve Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders pursuant to the terms of the Indenture.
ARTICLE V
MISCELLANEOUS
     Section 5.1. Effect of this First Amendment to Loan Agreement. Except as expressly supplemented and amended by this First Amendment to Loan Agreement, all of the terms and conditions of the Loan Agreement shall remain in full force and effect. If a conflict exists between the provisions of this First Amendment to Loan Agreement and the Loan Agreement, this First Amendment to Loan Agreement shall control.
     Section 5.2. Notice of A.R.S. Section 38-511 — Cancellation. Notice is hereby given of the provisions of Arizona Revised Statutes Section 38-511, as amended. By this reference, the provisions of said statute are incorporated herein to the extent of their applicability to contracts of the nature of this First Amendment to Loan Agreement under the law of the State.
     Section 5.3. Counterparts. This First Amendment to Loan Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument.
     Section 5.4. Consent. The Company hereby consents to the execution of the First Amendment to Loan Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Issuer, the Company and Trustee have caused this First Amendment to Loan Agreement to be duly executed in their respective names, all as of the date hereinbefore written.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA, as Issuer
By:
	Name:	Stanley Lehman
	Title:	Vice President

GLOBAL WATER RESOURCES, LLC, as Company
By:
	Name:	Trevor T. Hill
	Title:	President/CEO

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
	Name:	Deborah M. Scherer
	Title:	Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT
TO LOAN AGREEMENT]

EXHIBIT A
FORM OF
SERIES 2007 PROJECT NOTE
     GLOBAL WATER RESOURCES, LLC (the “Company”), a limited liability company duly organized and validly existing under the laws of the State of Delaware and qualified to transact business in the State of Arizona, for value received, promises to pay to U.S. Bank National Association, as Trustee (the “Trustee”) under the Indenture hereinafter referred to, the principal sum of:
FIFTY-FOUR MILLION ONE-HUNDRED THIRTY-FIVE THOUSAND DOLLARS
($54,135,000)
and to pay interest on the unpaid balance of such principal sum from and after November 28, 2007 (the date of original issuance and delivery of the Bonds (defined below)) at the interest rates specified below until the payment of such principal sum has been made or provided for. Interest shall be calculated on the basis of a 360-day year.
     Additional Payments shall also be payable in the amounts and at the times provided in the First Amendment to Loan Agreement, dated as of November 1, 2007, each between The Industrial Development Authority of the County of Pima (the “Issuer”) and the Company (the “Agreement”).
     This Note has been executed and delivered by the Company to the Trustee pursuant to the Loan Agreement, dated as of December 1, 2006 and the Agreement between the Issuer and the Company. Under the Agreement, the Issuer has loaned the Company the principal proceeds received from the sale of the Issuer’s $54,135,000 aggregate principal amount of Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project), Series 2007, dated November 28, 2007 (the “Bonds”) to assist in the financing of the Project (as defined in the Agreement), and the Company has agreed to repay such loan by making payments (the “Loan Payments”) at the times and in the amounts set forth on Schedule I attached hereto for application to the payment of the principal of and redemption premium, if any, and interest on the Bonds as and when due and to maintain the Bond Reserve Fund as required by Section 4.1 of the Agreement and Section 5.04 (b) of the Indenture (identified below), subject to the credits permitted under Section 4.1 of the Agreement. The Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture, dated as of December 1, 2006, as supplemented by the First Supplemental Trust Indenture, dated as of November 1, 2007, between the Issuer and the Trustee (the “Indenture”).
     All capitalized terms not otherwise defined in this Note shall have the meanings set forth in the Indenture. The Bonds also bear interest from their date at the interest rates specified below, payable June 1 and December 1 commencing June 1, 2008 and mature on December 1 in the years and the principal amounts as set forth on Schedule II attached hereto.

     To provide funds to pay the principal, redemption premium, if any, and interest on the Bonds as and when due as above-specified, the Company hereby agrees to and shall make Loan Payments, in immediately available funds, on or before each Business Day (as defined in the Loan Agreement) prior to any date upon which any principal of, premium, if any, and interest on the Bonds is due, in all events in amounts sufficient to pay principal of, premium, if any, and interest on the Bonds when due and payable by their terms, whether at stated maturity, by acceleration, by redemption or otherwise.
     If payment or provision for payment in accordance with the Indenture is made in respect of the principal of, and redemption premium, if any, and interest on the Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of Bonds has been made. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.
     All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee at its principal corporate trust office and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, such Loan Payments shall be used by the Trustee to pay the principal of, redemption premium, if any, and interest on the Bonds as and when due.
     Except as allowed in the Agreement, the obligation of the Company to make the payments required hereunder shall be absolute and unconditional and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other person.
     This Note is subject to redemption prior to stated maturity, pursuant to the obligation of the Company to give the Issuer and the Trustee sufficient notice of such redemption as shall enable the Issuer and the Trustee to take all action necessary under the Indenture to redeem, on the date specified for prepayment, a like principal amount of Bonds at the same redemption price. Redemption of this Note prior to stated maturity can occur on the same conditions and at the same time as the Bonds are subject to redemption, as set forth in the Bonds and the Indenture.
     Whenever an event of default under Section 7.01 of the Indenture shall have occurred and, as a result thereof, the principal of and any premium on all Bonds then outstanding, and interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 7.02 of the Indenture, the unpaid principal amount of and any premium and accrued interest on this Note shall also be due and payable on the date on which the principal of and premium and interest on the Bonds shall have been declared due and payable; provided that the annulment of a declaration of acceleration with respect to the Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note. The remedies hereunder following any default of this Note shall be limited as set forth in Section 4.1(a) of the Agreement (i.e., recourse against the Company shall be limited to the Company’s rights to receive the Income Available for Debt Service (as defined in the Agreement). The payment of amounts due under this Note and under the Agreement are secured by an Amended and Restated Security Agreement, dated as of November 1, 2007 from the Company to the Trustee.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by its duly authorized officers on November 28, 2007.

GLOBAL WATER RESOURCES, LLC
By:
	Name:	Trevor T. Hill
	Title:	President/CEO

SCHEDULE I
TO
PROJECT NOTE
Relating to
THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF THE COUNTY OF PIMA
WATER AND WASTEWATER REVENUE BONDS
(GLOBAL WATER RESOURCES, LLC PROJECT)
SERIES 2007
Loan Payment Schedule

Loan
Payment	Principal	Interest	Payment
Dates	Component	Component	Total

SCHEDULE II
TO
PROJECT NOTE
Relating to
THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF THE COUNTY OF PIMA
WATER AND WASTEWATER REVENUE BONDS
(GLOBAL WATER RESOURCES, LLC PROJECT)
SERIES 2006
Dated:	November 28, 2007

Delivery:	November 28, 2007

Maturity			CUSIP
(December 1)	Principal Amount	Interest Rate	(72177T)

2013	$1,635,000
2037	52,500,000

EXHIBIT B
PALO VERDE WATER FACILITY
PROJECT DESCRIPTION

EXHIBIT C
SANTA CRUZ WATER FACILITY
PROJECT DESCRIPTION

EXHIBIT D
COST OF ISSUANCE

EXHIBIT E
FORM OF DISBURSEMENT SCHEDULE
STATEMENT NO.                      REQUESTING DISBURSEMENT OF FUNDS FROM
PROJECT FUND PURSUANT TO SECTION 3.4 OF THE FIRST
AMENDMENT TO LOAN AGREEMENT
DATED AS OF NOVEMBER 1, 2007, BETWEEN
THE INDUSTRIAL DEVELOPMENT AUTHORITY OF
THE COUNTY OF PIMA
AND GLOBAL WATER RESOURCES, LLC
     Pursuant to Section 3.2 of the Loan Agreement (the “Agreement”) between The Industrial Development Authority of the County of Pima (the “Issuer”) and Global Water Resources, LLC (the “Company”), dated as of November 1, 2007, the undersigned Authorized Company Representative hereby requests and authorizes U.S. Bank National Association, a national banking association validly existing and duly organized under the laws of the United States, as trustee (the “Trustee”), as depository of the Project Fund created by the Indenture and defined in the Agreement, to pay to the Company or to the person(s) listed on the Disbursement Schedule attached hereto out of the moneys deposited in the Project Fund the aggregate sum of $                          to pay such person(s) or to reimburse the Company in full, as indicated in the Disbursement Schedule, for the advances, payments and expenditures made by it in connection with the items listed in the Disbursement Schedule.
     In connection with the foregoing request and authorization, the undersigned hereby certifies that:
     (a) Each item for which disbursement is requested hereunder is properly payable out of the Project Fund in accordance with the terms and conditions of the Agreement and none of those items has formed the basis for any disbursement heretofore made from said Project Fund.
     (b) Each such item is or was necessary in connection with the construction, installation, equipment or improvement of the Project, as defined in the Agreement.
     (c) The Company has received, or will concurrently with payment receive, appropriate waivers of any mechanics’ or other liens with respect to each item for which disbursement is requested hereunder.
     (d) Check applicable provision(s): (i)       Each item for which disbursement is requested hereunder, and the cost for each such item, is as described in the information statement filed by the Issuer in connection with the issuance of the Bonds (as defined in the Agreement), as required by Section 149(e) of the Code. (ii)       one or more of such items is not as described in that information statement but, attached hereto is a computation evidencing that the average reasonably expected economic life of the facilities which have been and will be paid for with moneys in the Project Fund is not less than 5/6ths of the average maturity of the Bonds or attached hereto is an Opinion of Bond

Counsel to the effect that the requested disbursement will not cause interest on the Bonds to be included in federal gross income for tax purposes.
     (e) This statement and all exhibits hereto, including the Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto.
     (f) This statement constitutes the approval of the Company of each disbursement hereby requested and authorized.
     This       day of                           , 2007.

     Authorized Company Representative

E-2

DISBURSEMENT SCHEDULE
     TO STATEMENT No.                 REQUESTING AND AUTHORIZING DISBURSEMENT OF FUNDS FROM PROJECT FUND PURSUANT TO SECTION 3.2 OF THE FIRST AMENDMENT TO LOAN AGREEMENT DATED AS OF NOVEMBER 1, 2007, BETWEEN THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA AND GLOBAL WATER RESOURCES, LLC.

PAYEE	AMOUNT	PURPOSE

E-3